Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

EnteroMedics Enters into $20.0 Million “At-the-Market” Equity Distribution Agreement with Canaccord Genuity

ST. PAUL, Minnesota, July 31, 2013 – EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases and other gastrointestinal disorders, today announced that it has entered into an “at-the-market” (ATM) equity distribution agreement with Canaccord Genuity Inc. acting as sole agent. Under the terms of the distribution agreement, the Company may, from time to time, sell shares of its common stock having an aggregate offering value of up to $20.0 million through Canaccord Genuity. The Company will determine, at its sole discretion, the timing and number of shares to be sold under this ATM facility. The ATM facility is intended to replace the Company’s $45.0 million equity financing facility with Terrapin Opportunity, L.P., which has been discontinued.

“With $23.3 million in current cash and equivalents, and the ability to sell shares under our new ATM facility, EnteroMedics will have the necessary resources to continue executing on its pivotal regulatory strategy and commercialization activities into 2014,” said Greg S. Lea, Senior Vice President, Chief Financial Officer and Chief Operating Officer.

A shelf registration statement (SEC File No. 333-183313) relating to these securities was declared effective by the Securities and Exchange Commission on August 29, 2012. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the prospectus supplement and accompanying base prospectus related to the ATM offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Canaccord Genuity Inc., Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, by telephone at 617-371-3900 or by email at USecm@canaccordgenuity.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of its neuroscience based technology to treat obesity and metabolic diseases. EnteroMedics’ proprietary technology, VBLOC® vagal blocking therapy, delivered by a pacemaker-like device called the Maestro® Rechargeable System, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. VBLOC allows people with obesity to take a positive path towards weight loss, addressing the lifelong challenge of obesity and its comorbidities without sacrificing wellbeing or comfort. EnteroMedics’ Maestro Rechargeable System has received CE Mark and is listed on the Australian Register of Therapeutic Goods.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our lack of commercial regulatory approval for our Maestro® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; our preliminary findings from our EMPOWER™ and ReCharge pivotal trials; our ability to comply with the Nasdaq continued listing requirements; our ability to commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC® vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the annual report on Form 10-K filed March 7, 2013. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution—Investigational device. Limited by Federal (United States) law to investigational use.

The implantation procedure and usage of the Maestro® System carry some risks, such as the risks generally associated with laparoscopic procedures and those related to treatment as described in the ReCharge clinical trial informed consent.

###